EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of First Federal Bankshares, Inc. on Form S-8 (No. 333-82143) of our report relating to our audits of the consolidated financial statements and internal control over financial reporting dated September 13, 2007, which appears in this Annual Report on Form 10-K of First Federal Bankshares, Inc. for the year ended June 30, 2007.

/s/ McGLADREY & PULLEN, LLP
McGLADREY & PULLEN, LLP

Des Moines, Iowa
September 13, 2007